SEVERANCE AGREEMENT AND COVENANTS

1.    PARTIES.

      The parties to this Severance Agreement and Covenants (hereinafter "Agreement") are GERALD BECKWITH and IPEX, INC., a California corporation ("IPEX").

      1.1   GERALD BECKWITH.

      For the purposes of this Agreement, BECKWITH means GERALD BECKWITH, BECKWITH's heirs, executors, administrators, assigns, and spouse (as applicable).

      1.2   THE COMPANY.

      For purposes of this Agreement the "Company" means IPEX, and all subsidiaries, affiliated companies and other business entities thereof, all predecessors and successors of each, and all of each entity's officers, shareholders, directors, employees, attorneys, agents, representatives, or assigns, in their individual and representative capacities.

2.    BACKGROUND AND PURPOSE.

      BECKWITH was employed by IPEX. BECKWITH's employment ended effective January 18, 2006 (the "Termination Date") when he resigned as IPEX's President, Chief Executive Officer, and Chairman of the Board of Directors. Pursuant to the Older Workers Benefit Protection Act, BECKWITH has twenty-one (21) days (until March 8, 2006) to consider and seven (7) days after signing to revoke this Agreement. The parties are entering into this Agreement to define the severance relationship and to settle fully and finally, any and all claims BECKWITH may have against Company, whether asserted or not, including, but not limited to, claims arising out of or related to BECKWITH's employment, claims for reemployment, board membership, board observation rights, any termination or any other claims whether asserted or not, that relate to BECKWITH's employment, termination, reemployment, or application for reemployment.


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3.    ACKNOWLEDGEMENTS AND REPRESENTATIONS.

      3.1   PAYMENT.

      BECKWITH acknowledges and agrees that he has been paid all Base Salary as defined in the Employment Agreement and partial accrued vacation pay that is owed through the Termination Date.

      3.2   EMPLOYEE BENEFITS.

      BECKWITH acknowledges and agrees that he has received information regarding his rights to health insurance continuation and retirement benefits. To the extent BECKWITH has such rights, nothing in this Agreement will impair those rights.

      3.3   AGREEMENT COVENANTS.

      BECKWITH acknowledges and agrees that under paragraph 10 of the Employment Agreement dated July 13, 2005 (the "Employment Agreement"), he has been and will be, for a period of two years, bound by a covenant against revealing IPEX's Confidential Information (as defined in the Employment Agreement). BECKWITH understands that IPEX retains the right to enforce its rights under these and other provisions of the Employment Agreement.

4.    RELEASES.

      4.1   BECKWITH'S RELEASE.


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      BECKWITH waives, acquits, forever discharges and hereby releases Company from any and all claims, demands, actions, or causes of action, arising from or related in any way to any employment of or past failure or refusal to employ BECKWITH by Company, or any other past claim (except as reserved by this Agreement or where expressly prohibited by law) that relates in any way to BECKWITH's employment, employment contract, board membership, board observation rights, any termination, compensation, benefits, reemployment or application for employment, with the exception of any claim either party may have for enforcement of this Agreement. This release includes any and all claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority, including but not limited to any claim arising under the state or local statutes where BECKWITH was employed by Company dealing with employment, discrimination in employment, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, Executive Order 11246, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, wage and hour statutes of the state where employed, all as amended, any regulations under such authorities, or any other applicable statutory contract, tort, or common law theories, except that BECKWITH does not release IPEX from its obligations under this Agreement, its contribution and indemnification obligations, if any, or from any coverage under any policy of insurance providing indemnity and related costs for the benefit of BECKWITH. With respect to the releases contained herein, it is acknowledged by BECKWITH, that he has been informed of the provisions of Section 1542 of the Civil Code of the State of California, and does hereby expressly waive and relinquish all rights and benefits which he has or may have under said Section, or any comparable law under any other jurisdiction from the beginning of the world through the date of this Agreement. Said section reads as follows:

      "A general release does not extend to claims which the creditors does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


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      4.2   IPEX'S RELEASE

      IPEX waives, acquits, forever discharges and hereby releases BECKWITH from any and all claims, demands, actions, or causes of action, whether known or unknown, arising against IPEX, or any other past claim (except as reserved by this Agreement or where expressly prohibited by law) that relates in any way to BECKWITH's employment, employment contract, board membership, board observation rights, any termination, compensation, benefits, reemployment or application for employment, with the exception of any claim either party may have for enforcement of this Agreement, except IPEX does not release BECKWITH for any acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law. This release includes any and all claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority, or any other applicable statutory contract, tort, or common law theories, except that IPEX does not release BECKWITH from his obligations under this Agreement, his contribution and indemnification obligations, if any, or from any coverage under any policy of insurance providing indemnity and related costs for the benefit of IPEX. With respect to the releases contained herein, it is acknowledged by IPEX, that it has been informed of the provisions of Section 1542 of the Civil Code of the State of California, and does hereby expressly waive and relinquish all rights and benefits which it has or may have under said Section, or any comparable law under any other jurisdiction from the beginning of the world through the date of this Agreement. Said section reads as follows:

      "A general release does not extend to claims which the creditors does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      4.3   NO ADMISSION OF LIABILITY.


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      It is understood and agreed that the acts done and evidenced hereby and the release granted hereunder is not an admission of liability on the part of BECKWITH or IPEX, by whom liability has been and is expressly denied by both.

5.    CONSIDERATION.

      After receipt of this Severance Agreement properly and fully endorsed by BECKWITH, and the expiration of the seven (7) day revocation period provided by the Older Worker Benefit Protection Act without BECKWITH's revocation, IPEX will be obligated to pay BECKWITH:

      a. 177,608 restricted shares of IPEX common stock and 291,666 options to purchase IPEX common stock at a strike price of $2.71 per share with and expiration date of February 15, 2016;

      b. 16,369 restricted shares of IPEX common stock and 65,493 options to purchase IPEX common stock at a strike price of $2.36 per share with and expiration date of February 15, 2016, as compensation for BECKWITH's service as a member of the IPEX's Board of Directors;

      c. 2,030 restricted shares of IPEX common stock as compensation for accrued vacation time;

      d. IPEX agrees to provide BECKWITH with six (6) months health insurance;

      e. IPEX will reimburse BECKWITH for all outstanding business expenses accrued on behalf of the Company (such as, airfare, telephone and office expenses).


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6.    MUTUAL NONDISPARAGEMENT.

      BECKWITH agrees that BECKWITH will not disparage or make false statements about Company. IPEX should report to BECKWITH any actions or statements that are attributed to BECKWITH that IPEX believes are disparaging or false. IPEX may take actions consistent with the provision for breach of the agreement should it determine that BECKWITH has disparaged or made false statements about Company.

      IPEX agrees that its officers and directors will not disparage or make false statements about BECKWITH. BECKWITH should report to IPEX any actions or statements that are attributed to IPEX's officers or directors which BECKWITH believes are disparaging or false. BECKWITH may take actions consistent with the provision for breach of this Agreement should BECKWITH determine that IPEX's officers or directors have disparaged or made false statements about BECKWITH.

7.    CONFIDENTIAL, PROPRIETARY AND TRADE SECRET INFORMATION.

      BECKWITH acknowledges the continuing duties under the Employment Agreement signed by BECKWITH and agrees not to use or disclose confidential, proprietary or trade secret information learned while an employee, officer, director, and/or consultant of IPEX or its predecessors, and covenants not to breach that duty (except as required by law). Should BECKWITH, BECKWITH's attorney or agents be requested in any judicial, administrative, or other proceeding or investigation to disclose confidential, proprietary or trade secret information BECKWITH learned while an employee, officer, director, and/or consultant of IPEX or its predecessors, BECKWITH shall promptly notify IPEX of such request.


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8.    COVENANTS.

      8.1   COVENANT NOT TO PROSECUTE OR MAINTAIN ANY ACTION OR PROCEEDING.

      In exchange for the consideration herein, BECKWITH covenants as to Company, he has no claim at this time and does not plan to prosecute or hereafter maintain or institute any action at law, suit or proceeding in equity, administrative or any proceeding of any kind or nature whatsoever for any reason related in any way to any claim released herein. At the time of his execution of this Agreement, BECKWITH represents that there are no claims, complaints or charges pending against Company in which BECKWITH is a party or complainant. Further, BECKWITH acknowledges and agrees there are no unasserted workers' compensation claims through the date of his execution of this Agreement.

      8.2   COVENANT TO RETURN ALL COMPANY PROPERTY.

      BECKWITH agrees to return all property of IPEX or Company, if any, within seven (7) days after BECKWITH's execution of this Agreement. For the purposes of this Agreement, property includes, but is not limited to, credit cards, keys, card keys, computers, computer files, all originals and copies of all documents, cell phone, palm pilot, equipment, supplies, and any other property belonging to IPEX or Company. BECKWITH further covenants that, since January 18, 2006, BECKWITH has no personal charges or unauthorized business charges on the credit cards to be returned or otherwise and agrees to reimburse IPEX if BECKWITH is mistaken.


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      8.3   COOPERATION IN DEFENSE OF COMPANY; CONSULTATION.

      BECKWITH covenants now and in the future that BECKWITH will reasonably cooperate with Company to the best of BECKWITH's ability in the defense of any claim brought against Company of which BECKWITH has any personal knowledge ("Defense Services") at a consultation rate of $250/hour. IPEX agrees it will reimburse BECKWITH's reasonable out-of-pocket expenses in providing such Defense Services. In addition, BECKWITH agrees to reasonably provide specific operations information to IPEX as requested in a reasonable, timely and clear manner to allow IPEX to continue and/or complete job tasks, activities, assignments, to continue effective relationships with business partners by responding to reasonable inquiries as needed by telephone ("Consulting Services").

      8.4   COVENANT AGAINST UNFAIR COMPETITION.

      BECKWITH represents and warrants that he has not, at any time during his employment with IPEX or the Company, violated (i) the covenant of Non-Competition contained in paragraph 11 of the Employment Agreement or (ii) the covenant as to Business Opportunities in paragraph 15 of the Employment Agreement. BECKWITH represents and warrants that he has not disclosed any IPEX proprietary information to any person or entity not covered by a Non-Disclosure Agreement .

      Specifically, BECKWITH further covenants that he will not initiate conversations with Edward Sullivan, Richard Weintraub and Joseph Lyle Putegnat III concerning past or present business or actions concerning the Company for a period of two years.

      Additionally, BECKWITH agrees and covenants not to, for a period of two years, violate Section 10 of the Employment Agreement, involving Confidential Information.

      8.5   RESIGNATION FROM BOARD OF DIRECTORS.


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      By executing Exhibit A concurrently with this Agreement, BECKWITH hereby tenders his resignation as a Director of IPEX effective as of the date of this Agreement. Further, BECKWITH hereby agrees to waive any and all rights to notice and attendance at all regular and special meetings of IPEX's Board of Directors.

9.    LITIGATION OF CERTAIN DISPUTES; CLAIMS FOR IRREPARABLE HARM; VENUE.

      Except as provided below, BECKWITH and IPEX, in the event of a dispute arising under this Agreement including, but not limited to, the enforcement of the Covenant-Not-To-Compete and non-disclosure provisions hereof, the parties irrevocably consent to the personal jurisdiction of the State and Federal Courts sitting in the County of San Diego, State of California. Further, the parties agree that venue is proper in such Court and waive any claim or defense of forum non-convenience. In any event, each party shall pay it own costs and attorneys' fees

10.   SCOPE OF AGREEMENT.

      The provisions of this Agreement shall be deemed to obligate, extend to, and inure to the benefit of the parties: Company's affiliates, successors, predecessors, assigns, directors, officers, and employees; and each parties insurers, transferees, grantees, legatees, agents and heirs, including those who may assume any and all of the above-described capacities subsequent to the execution and effective date of this Agreement.

11.   OPPORTUNITY FOR ADVICE OF COUNSEL.

      BECKWITH acknowledges that BECKWITH has been encouraged by IPEX to seek advice of counsel with respect to this Agreement and has had the opportunity to do so.

12.   SEVERABILITY.

      Every provision of this Agreement is intended to be severable. In the event any term or provision of this Agreement is declared to be illegal or invalid for any reason whatsoever by an arbitrator or a court of competent jurisdiction or by final and unappealed order of an administrative agency of competent jurisdiction, such illegality or invalidity should not affect the balance of the terms and provisions of this Agreement, which terms and provisions shall remain binding and enforceable.


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13.   NO WAIVER.

      Failure of either party to enforce any term of this Agreement shall not constitute a waiver of the party's right to enforce that term or any other term of this Agreement.

14.   COSTS AND ATTORNEY'S FEES.

      The parties each agree to bear their own costs and attorneys' fees which have been or may be incurred in connection with any matter herein or in connection with the negotiation and consummation of this Agreement or any action to enforce the provisions of this Agreement.

15.   GOVERNING LAW.

      The rights and obligations of the parties under this Agreement shall in all respects be governed by the laws of the United States and the State of California.

16.   PAYMENT: REVOCATION.

      BECKWITH acknowledges that the Agreement provides severance pay and benefits. As provided by the Older Workers Protection Act, BECKWITH is entitled to have twenty-one (21) days (until February 27, 2006) to consider this Agreement. For a period of seven (7) days from execution of this Agreement, BECKWITH may revoke this Agreement. Upon receipt of BECKWITH's properly-signed Agreement and the expiration of the seven-day revocation period without BECKWITH's revocation, payment by IPEX as provided herein will be forwarded by mail in a timely manner.

17.   ENTIRE AGREEMENT: MODIFICATION.


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      This Agreement and the Employment Agreement signed by BECKWITH contain the entire agreement and understanding among the parties as to BECKWITH's separation as an employee and director. This Agreement supersedes and replaces all other prior negotiations and proposed agreements, written or oral as to BECKWITH's separation. BECKWITH and IPEX acknowledge that no other party, nor agent nor attorney of any other party, has made any promise, representation, or warranty, express or implied, not contained in this Agreement concerning the subject matter of this Agreement or to induce this Agreement, and BECKWITH and IPEX acknowledge that they have not executed this Agreement in reliance upon any such promise, representation, or warranty not contained in this Agreement.

      No modification or waiver of any of the provisions or any future representation, promise or addition shall be binding upon the parties unless made in writing and signed by the parties.

      IN WITNESS WHEREOF, the undersigned has executed this Severance Agreement and Convenants as of the 15th day of February, 2006.


                                        /s/ Gerald Beckwith
                                        ----------------------------------------
                                        GERALD BECKWITH


STATE OF ______________    )
                           ) ss:
County of ______________   )


      Personally appeared the above name GERALD BECKWITH and acknowledged the foregoing instrument to be BECKWITH's voluntary act and deed.

                            Before me:

                                        ----------------------------------------
                                        Notary Public for
                                                         ----------------------


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                                        IPEX, Inc.


                                        By: /s/ Milton Ault
                                           -------------------------------------


                                        Its: Chairman of Board
                                            -----------------------------------
                                        On behalf of "IPEX"
                                        and "Company"


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                                                                       Exhibit A


                                   RESIGNATION


      The undersigned, GERALD BECKWITH, effective as of February 15, 2006, hereby resigns from his positions as a Director of IPEX, Inc., a California corporation.


/s/ Gerald Beckwith
----------------------------------------

GERALD BECKWITH



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